Exhibit 99.1

             Vitesse Reports Results for Second Quarter Fiscal 2005


    CAMARILLO, Calif.--(BUSINESS WIRE)--April 21, 2005--Vitesse Semiconductor Corporation (NASDAQ:VTSS) ("Vitesse" or the "Company") today reported results for the second quarter of fiscal 2005 ended March 31, 2005. Revenues in the second quarter of fiscal 2005 were $47.2 million, compared to $56.0 million in the second quarter of fiscal 2004, and $44.5 million in the first quarter of fiscal 2005. Revenues for the six months ended March 31, 2005 were $91.6 million, compared to $106.3 million in the six months ended March 31, 2004.
    On a generally accepted accounting principles (GAAP) basis, net loss for the second quarter of fiscal 2005 was $28.9 million or $0.13 loss per share compared to net loss of $17.5 million or $0.08 loss per share in the second quarter of fiscal 2004 and net loss of $17.2 million or $0.08 loss per share in the first quarter of fiscal 2005. Net loss for the six months ended March 31, 2005 was $46.1 million or $0.22 loss per share, compared to net loss of $25.4 million or $0.12 loss per share for the six months ended March 31, 2004.
    Non-GAAP net loss for the second quarter of fiscal 2005 was $9.4 million or $0.04 loss per share, compared to non-GAAP net income of $1.4 million or $0.01 income per share in the second quarter of fiscal 2004, and non-GAAP net loss of $9.5 million or $0.04 loss per share in the first quarter of fiscal 2005. Non-GAAP net loss for the six months ended March 31, 2005 was $18.9 million or $0.09 loss per share, compared to non-GAAP net income of $1.6 million or $0.01 income per share for the six months ended March 31, 2004. Non-GAAP results for all periods presented exclude amortization of intangible assets, acquisition-related deferred stock-based compensation, other acquisition-related compensation expense, employee stock purchase plan compensation, investment impairment charges, restructuring charges, fixed asset impairment charges, and include an adjustment to income taxes.
    In the second quarter of fiscal 2005, in an effort to reduce operating costs and lower its break-even level, the Company implemented a restructuring program that included a reduction in workforce, and the closure of certain facilities. The workforce reduction, which began in February and will be completed in April, will reduce headcount by approximately 12%. In connection with this restructuring, the Company recorded various charges aggregating $10.2 million, comprised of the following elements (in 000's):



    Severance and other benefits         $ 1,012
    Facility lease settlement costs        $ 476
    Impairment of property and equipment $ 8,709
                              Total      $10,197



    The Company also recorded a charge in the amount of $2.3 million for the impairment of certain long-term investments. Additionally, the Company recorded a restructuring charge of $0.2 million related to adjustments to estimated sublease income from a previous restructuring program.
    Vitesse's President and CEO, Lou Tomasetta, said, "I am encouraged to see our revenues rebounding after going through a steep decline in the second half of calendar 2004. Storage revenues were particularly strong in the March quarter, growing 18% sequentially. Additionally, our Ethernet business continued to grow with some key products entering a production ramp. We expect that both these businesses will continue to grow in the current quarter. While our cost cutting efforts have reduced our operating costs going forward, the actions we took did not occur until later on in the quarter and so we did not see the full impact of these measures in the March quarter."

    Conference Call Information

    The Company will hold a conference call on April 21, 2005 at 2:00 p.m. PDT. A live web cast of the call will be available on Vitesse's web site at www.vitesse.com. Those without Internet access may listen to the live conference call by dialing 1-800-450-5178 (United States and Canada) or 1-706-679-4116 (International). Conference name is "Vitesse Semiconductor Corporation." A replay of the web cast will be available on the Company's web site after the call. A telephone replay of the conference call will be available for seven days, beginning on April 21, 2005 at 4:00 p.m. PDT. Dial-in number for the telephone replay is 1-706-645-9291, conference ID number 5384109.

    About Vitesse

    Vitesse designs, develops and markets a diverse portfolio of high-performance, cost-competitive semiconductor solutions for communications and storage networks worldwide. Engineering excellence and dedicated customer service distinguish Vitesse as an industry leader in Gigabit Ethernet LAN, Ethernet-over-SONET, Advanced Switching, Fibre Channel, Serial Attached SCSI, Optical Transport, and other applications. Vitesse innovation empowers customers to deliver superior products for Enterprise, Access, Metro and Core applications. Additional company and product information is available at www.vitesse.com.

    Forward-Looking Statements

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future operating results and the markets for our products. Our actual results could differ materially from our forward looking statements for a variety of reasons, including among other things, failure of our markets to achieve expected growth, delays or cancellations of orders by our customers, competition in our markets, unexpected expenses or increased expenses associated with bringing new products to market and the discontinuation of certain operations, difficulties in bringing new products to market, costs associated with the integration of acquisitions, and possible future write-downs of assets. For a more complete discussion of the risks and uncertainties that may cause our actual results to differ materially from our forward looking statements, please read the reports we file from time to time with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2004 and our Quarterly Report on Form 10-Q for the quarter ended December 31, 2004.

    Non-GAAP Financial Measures

    We provide non-GAAP statements of operations data and net income and loss in addition to our GAAP financial information. We believe that it is useful to provide financial analysts and investors with specific detail on expenses and gains that are either non-cash in nature or unusual. We believe that the elimination of non-cash items and unusual gains and losses, as reflected in our non-GAAP information provided in our filings, is helpful to analysts and investors who may wish to use some or all of this information to analyze our current performance, prospects and valuation. Similarly, our management uses the non-GAAP information internally to evaluate our operating performance and in formulating our budget for future periods.
    For the three months and six months ended March 31, 2005 and 2004, we have excluded several items from our non-GAAP net income (loss) figures. Excluded non-cash expenses consist of amortization of intangibles, amortization of deferred compensation, employee stock purchase plan compensation and restructuring and asset impairment charges. Excluded unusual cash items consist of acquisition-related other compensation expense.
    In addition to the non-GAAP measures discussed above, we also apply a non-GAAP tax rate to our non-GAAP income before taxes, which represents an expected long-term target rate based on various tax planning strategies that we have implemented in the past and continue to implement in the future. This rate also assumes a certain mix of foreign shipments based on historical and expected trends, which may result in a shifting of income to lower tax jurisdictions. The non-GAAP tax rate does not take into account the various loss carryforwards, tax credits and reversal of the valuation allowance on the deferred tax assets which may result in a reduced GAAP tax rate. The GAAP tax rate is expected to be significantly lower than the pro-forma rate at least through fiscal 2005.
    Although we believe our non-GAAP measures provide useful information, these measures are not in accordance with, and are not a substitute for, our GAAP financial information. Please consult the reconciliation table immediately following the GAAP Statement of Operations for a reconciliation of GAAP results to non-GAAP results. For complete information on the non-cash expenses and unusual charges and gains eliminated from our GAAP results, please see our financial statements and "Management's Discussion and Analysis of Results of Operations and Financial Condition" that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.



                  VITESSE SEMICONDUCTOR CORPORATION
                          FINANCIAL SUMMARY

Statement of Operations - GAAP basis (unaudited)

(in thousands except per share data)

                          Three Months Ended        Six Months Ended
                      ----------------------------- ------------------
                       Mar 31,   Mar 31,   Dec 31,   Mar 31,  Mar 31,
                         2005      2004      2004     2005      2004
                      -------------------------------------- ---------

Revenues               $47,158   $56,034   $44,459  $91,617  $106,346
Costs and expenses:
  Cost of revenues      21,114    19,535    20,198   41,312    37,404
  Engineering and
   development          27,058    29,349    24,874   51,932    55,302
  Selling, general and
   administrative       12,263    11,441    11,827   24,090    23,466
  Restructuring charge  10,410       196        --   10,410       282
  Employee stock
   purchase plan
    compensation          (941)   10,338     1,468      527    10,338
  Amortization of
   intangible assets     2,335     1,737     2,377    4,712     3,555
                      --------- --------- --------- -------- ---------
Loss from operations,
  before other expense
   and income taxes    (25,081)  (16,562)  (16,285) (41,366)  (24,001)
Other expense, net      (2,588)     (766)     (672)  (3,260)     (927)
Fixed asset impairment  (1,140)       --        --   (1,140)       --
                      --------- --------- --------- -------- ---------
Loss from operations,
  before income taxes  (28,809)  (17,328)  (16,957) (45,766)  (24,928)
Income tax expense          89       123       258      347       473
                      --------- --------- --------- -------- ---------
Net loss              ($28,898) ($17,451) ($17,215)($46,113) ($25,401)
                      ========= ========= ========= ======== =========
Net loss per share--
 diluted                ($0.13)   ($0.08)   ($0.08)  $(0.22)   ($0.12)
                      ========= ========= ========= ======== =========
Weighted average
 shares--diluted       215,408   215,652   213,296  214,468   214,675
                      ========= ========= ========= ======== =========


Condensed Consolidated Balance Sheet Data -- GAAP basis
----------------------------------------------------------------------



(in thousands)                                    Mar 31,    Sept 30,
                                                    2005       2004
                                                ------------ ---------
                                                (unaudited)
Assets:
-----------------------------------------------
Cash and investments                               $34,063   $183,125
Accounts receivables, net                           38,977     36,447
Inventories, net                                    40,845     41,162
Prepaid expenses and other current assets            8,953      9,524
Restricted cash                                        814      6,600
Property and equipment,  net                       113,869     74,403
Restricted deposits                                     --     48,217
Goodwill and intangible assets                     243,082    243,092
Other assets                                        10,866     16,448
                                                -----------  ---------
   Total assets                                   $491,469   $659,018
                                                ===========  =========


Liabilities and Shareholders' Equity:
-----------------------------------------------
Accounts payable                                   $18,319    $17,789
Accrued expenses and other current liabilities      26,076     25,077
Accrued restructuring                                4,386     13,553
Accrued interest                                       752        267
Deferred gain                                        4,319      5,210
Income taxes payable                                 1,798      1,511
Other long-term liabilities                          6,692      1,146
Convertible debt, due March 2005                        --    132,746
Convertible debt, due October 2024                  96,700     90,000
Minority interest                                      780      1,481
Shareholders' equity                               331,647    370,238
                                                -----------  ---------
   Total liabilities and shareholders' equity     $491,469   $659,018
                                                ===========  =========



                  VITESSE SEMICONDUCTOR CORPORATION
                          FINANCIAL SUMMARY

Reconciliation of GAAP net loss to non-GAAP net income (loss):

(in thousands except per share data)

                       Three Months Ended        Six Months Ended
                   ----------------------------- -------------------
                    Mar 31,   Mar 31,   Dec 31,   Mar 31,   Mar 31,
                      2005      2004      2004      2005      2004
                   --------------------------------------------------

GAAP net loss      ($28,898) ($17,451) ($17,215) ($46,113) ($25,401)
  Adjustments to
   net loss:
    Amortization of
     intangibles (1)  2,335     1,737     2,377     4,712     3,555
    Amortization of
     deferred
      compensation (2)  807     5,734       511     1,318    11,418
    Other
     compensation
     expense (3)        752     1,023       385     1,137     1,255
    Employee stock
     purchase plan
      compensation
       (4)             (941)   10,338     1,468       527    10,338
    Investment
     impairment
     charge (5)       2,296       119        --     2,296       119
    Restructuring
     charge (6)      10,410       196        --    10,410       282
    Fixed asset
     impairment
     charge (7)       1,140        --        --     1,140        --
    Income taxes (8)  2,732      (277)    2,946     5,678        25
                   --------- --------- --------- --------- ---------
Non-GAAP net income
 (loss)             ($9,367)   $1,419   ($9,528) ($18,895)   $1,591
                   ========= ========= ========= ========= =========

GAAP net loss per
 share--diluted      ($0.13)   ($0.08)   ($0.08)   ($0.22)   ($0.12)
Adjustment to net
 loss per share--
 diluted              $0.09     $0.09     $0.04     $0.13     $0.13
                   --------- --------- --------- --------- ---------
Non-GAAP net income
 (loss) per share
    --diluted        ($0.04)    $0.01    ($0.04)   ($0.09)    $0.01
                   ========= ========= ========= ========= =========
Shares used to
 calculate non-GAAP
 net income (loss)
     per share--
     diluted        215,408   228,120   213,296   214,468   225,924
                   ========= ========= ========= ========= =========

Non-GAAP Adjustments:
The GAAP net loss has been adjusted to reflect the following:

(1) The elimination of the non-cash amortization of identifiable intangible assets associated with purchase acquisitions.

(2) The elimination of the non-cash amortization of deferred compensation expense associated with stock options issued in purchase transactions, which amounts are included under Engineering and development expense.

(3) The elimination of other compensation expense related to purchase transactions, which amounts are included under engineering and development expense.

(4) The elimination of the non-cash charge for employee stock purchase plan compensation that was recorded under the variable method of accounting in accordance with Emerging Issues Task Force 97-12, Accounting for Increased Share Authorizations in an IRS Section 423 Employee Stock Purchase Plan under APB Opinion No. 25. This amount can vary significantly based on changes in future stock price and levels of employee participation.

(5) The elimination of long-term investment impairment charges, which amounts are included under other expenses, net.

(6) The elimination of a restructuring charge for excess facilities, severance expense, and fixed asset impairment.

(7) The elimination of a fixed asset impairment charge related to leased manufacturing equipment.

(8) The income tax adjustment from a GAAP rate to a non-GAAP rate of 22%, which represents an expected long-term target rate based on various tax planning strategies that the Company has implemented in the past and plans to continue in the future. This adjustment is included in income tax expense (benefit) for each of the periods presented. The non-GAAP tax rate does not take into account the various loss carry forwards, tax credits and reversal of the valuation allowance on the deferred tax assets which may result in a different GAAP tax rate.




    CONTACT: Vitesse Semiconductor Corporation
             Investor Relations Contact:
             Eugene F. Hovanec, (805) 388-3700